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                                                                   EXHIBIT 10.34

                        HALLWOOD SPECIAL BONUS AGREEMENT


         THIS AGREEMENT, entered into as of this 1st day of August, 1993, by and between The Hallwood Group Incorporated, and all of the members of its control group that now, or hereafter, participate in the Hallwood Group Incorporated Tax Favored Savings Plan and its related trust (collectively, the "Company" and "Plan", respectively), and those employees who, during the Plan Year of reference are Highly-Compensated Eligible Employees of the Company (individually and collectively, "HC Employee(s)").


                                  WITNESSETH:


         WHEREAS, each HC Employee has rendered, and continues to render valuable services to Company, and

         WHEREAS, unlike similarly situated persons who are Non-Highly Compensated Eligible Employees, beginning with the Plan Year which begins August 1, 1993, HC Employees will experience two reductions in their benefits under the Plan, which are (i) no HC Employee will be entitled to receive the discretionary matching contribution (if any) which the Company makes pursuant to the provisions of the Plan, and (ii) by virtue of the entry into the Plan of certain hourly hotel employees and the anticipated reduction in the average contribution percentage of Non-Highly Compensated Eligible Employees, HC Employees will experience a reduction in the percentage of their compensation that they can contribute to the Plan on a pre-tax basis.

         WHEREAS, the Company wishes to pay each HC Employee a special bonus to compensate such employee for the reductions described in (i) and (ii) above, so that they will, as nearly as possible, receive the same benefits as other similarly situated Non-Highly Compensated Eligible Employees.

         NOW THEREFORE, Be It And It Is Hereby Provided As Follows:

         SECTION 1. AMOUNT OF BONUS.

         Beginning with the Plan Year ending July 31, 1994, for each Plan Year each HC Employee shall be entitled to a Bonus in an amount equal to the sum of
(a) plus (b):

                 (a) One Hundred Forty percent (140%) of the lesser of (i) the maximum Percentage x Compensation, or (ii) the Percentage Match x the Dollar Limitation, plus

                 (b) Forty percent (40%) of the lesser of (i) the Dollar Limitation minus the product of Compensation x the Current Percentage,
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                          or (ii) the product of (1993 Percentage - Current
                          Percentage) x Compensation.

         SECTION 2. DATE OF BONUS PAYMENTS.

         Payment of the Bonus to each HC Employee shall be made on the same date that the Company delivers the Matching Contributions for the corresponding Plan Year to the Trustee.

         SECTION 3. DEFINITIONS

         Except as to terms which are defined herein, all capitalized terms shall have the meaning set forth in the Plan at the time of reference.

"Bonus" shall mean, with respect to each HC Employee, the amount calculated in
Section 1.

"Current Percentage" shall mean the maximum percentage of Compensation which could have been contributed by each Highly-Compensated Eligible Employee for the Plan Year of reference (without regard to the 402(g) Code limit for such Plan Year) under the terms of the Plan if each such Highly-Compensated Eligible Employee contributed the same percentage of his or her Compensation.

"Dollar Limitation" shall mean the maximum amount which can be contributed by a participant under Section 402(g) of the Code for the Plan Year of reference.

"HC Employee" shall mean each person who, during the Plan Year of reference, is a Highly-Compensated Eligible Employee.

"Maximum Percentage" shall mean, for each Plan Year of reference, the percentage of Compensation received in the form of a Matching Contributions by the Non-Highly Compensated Eligible Employee with the greatest such percentage for the Plan Year of reference.

"1993 Percentage" shall mean the maximum percentage of Compensation which could have been contributed by each Highly-Compensated ELIGIBLE Employee for 1993 (without regard to the 402(g) Code limit of $8,728) under the terms of the Plan if each such Highly-Compensated Employee contributed the same percentage of his or her Compensation.
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         SECTION 4. SOURCE OF PAYMENTS.

         Each and every Bonus payment shall be paid in cash from the general funds of Company, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No HC Employee shall have any right, title, or interest whatever in or to any assets of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between Company and any HC Employee or any other person.

         SECTION 5. DECISIONS BY COMPANY AND CONSTRUCTION OF AGREEMENT.

         (a) DECISIONS OF COMPANY. The Board, which shall have the right to delegate such authority to an officer of Company, shall have general responsibility of acting on behalf of Company in its administration and interpretation of this Agreement. If the Board shall find that an HC Employee is unable to care for her affairs because of illness or accident, then the Board, if it so elects, may direct that any payment due HC Employee (unless a prior claim therefor has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of his or her spouse ("Spouse") or to an institution maintaining or having custody of Employee, or to any other person deemed by the Board to be a proper recipient on behalf of HC Employee, or any of them, in such manner and proportion as the Board may deem proper. Any such payment shall be in complete discharge of the liability of Company therefor.

         (b) CONSTRUCTION OF AGREEMENT. The Board (or its appointee) shall determine all questions arising in the interpretation and application of the Agreement and, without limiting the generality of the foregoing, shall be solely responsible for the construction and interpretation of its terms.

         SECTION 6. FEDERAL INCOME TAX WITHHOLDING.

         Company may withhold from any benefits payable under this Agreement all Federal, State, City, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         SECTION 7. SUCCESSORS; BINDING AGREEMENT.

         (a) SUCCESSOR MUST ASSUME. Company will require any successor (whether direct or indirect) to all or substantially all of the business and/or assets of Company (including consolidated subsidiaries of Company) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place.

         (b)     AGREEMENT ENFORCEABLE AFTER HC EMPLOYEE'S DEATH. This
Agreement shall survive the expiration of HC Employee's employment relationship with the Company, and further shall inure to the benefit of and be enforceable by HC Employee's personal or legal representatives, executors,
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administrators, successors, heirs, devisees and legatees. If HC Employee should die while any amount is payable hereunder, such amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to HC Employee's Spouse, and if none, then to HC Employee's estate.


         SECTION 8. GENERAL PROVISIONS.

         (a) NO OBLIGATION TO CONTINUE EMPLOYMENT. This Agreement shall not create, or expand in any way, a right in HC Employee to continue in the employ of Company.

         (b) NONASSIGNABILITY. Except as provided in Section 7(a), neither this Agreement or any right or interest hereunder shall be assignable by HC Employee or Company, or their successors, without the other's prior written consent.

         (c) NO ATTACHMENT. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         (d) DELIVERY OF NOTICES. Any notice required to be given hereunder shall be in writing and shall be deemed to have been duly given and received, if given by hand, when a writing containing such notice is received by the person to who addressed, or, if given by mail, two (2) business days after a certified or registered letter containing such notice, with postage prepaid, is deposited in the United States mails, addressed, if to Company, at its business address, attention: Vice-President Finance, and if to HC Employee, at HC Employee's residential address during his lifetime, and thereafter to Spouse's residential address, as shown on the records of Company. Any such address may be changed from time to time by serving notice to the other party as above provided. A business day shall mean a day of the week which is not a Saturday or Sunday or a holiday recognized by national banking associations.

         SECTION 9. PAYMENT OF LEGAL FEES.

         In the event of any action or preceding in which a party hereto seeks to obtain or enforce any right or benefit hereunder, the prevailing party shall have all of its reasonable legal fees and expenses paid by the other party. Such payments shall be made within thirty (30) days after the later of (i) the entry of a decision by the court, or the arbitrator, as the case may be, which has become final and non-appealable and (ii) the prevailing party's request for payment accompanied with such evidence of fees and expenses incurred as the other party reasonably may require.
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         SECTION 10. MODIFICATION AND WAIVER

         (a) AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended effective any earlier than the first day of the following Plan Year, except as to each HC Employee by an instrument in writing signed during such HC Employee's lifetime by HC Employee and Company, and subsequent to HC Employee's death, signed by HC Employee's successor in interest and Company.

         (b) WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such terms or condition for the future or as to any act other than that specifically waived.

         SECTION 11. SEVERABILITY.

         If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provisions of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

         SECTION 12. HEADINGS, BOLD FACE.

         The headings of Sections and subsections herein, and provisions which are typed in bold face, are so included and so typed solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         SECTION 13. GOVERNING LAW.

         This Agreement has been executed and delivered in the State of Texas and, to the full extent possible under applicable law, its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

         SECTION 14. ARBITRATION.
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         Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in Dallas, Texas in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         SECTION 15. COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute a single Agreement.

         IN WITNESS WHEREOF, each Employer has caused this Agreement to be executed by an appropriate officer to evidence its agreement to be bound by its terms, effective August 1, 1993.


THE HALLWOOD GROUP, INCORPORATED           HALLWOOD REALTY CORPORATION

By: /s/ MELVIN J. MELLE                    By: /s/ JOHN G. TUTHILL



HALLWOOD HOTELS, INC.                      HALLWOOD MANAGEMENT COMPANY

By: /s/ MELVIN J. MELLE                    By: /s/ JOHN G. TUTHILL